Amicus Therapeutics and Brammer Bio, a part of Thermo Fisher Scientific, Enter Strategic Gene Therapy Development and Manufacturing Collaboration

Supports Clinical and Commercial Supply Needs for Multiple Batten Disease Programs

Advances Amicus Mission to Deliver Novel Gene Therapies to Rare Disease Patients

CRANBURY, NJ, July 1, 2019 – Amicus Therapeutics, Inc. (NASDAQ:FOLD) has entered into a strategic manufacturing collaboration with Thermo Fisher Scientific. Thermo Fisher, a best-in-class contract development and manufacturing organization (CDMO) with late-stage clinical and commercial-scale capabilities provides Amicus with immediate clinical and commercial manufacturing capabilities and capacity for the Amicus intrathecal AAV Batten disease gene therapy programs. Amicus has also established a plasmid supply network together with multiple long-term supply agreements from industry leading plasmid suppliers to support advancement of all current gene therapy pipeline programs in the Amicus portfolio.

Key Highlights of Amicus-Thermo Fisher Scientific Partnership:

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Batten disease programs: current research and development production technologies and capabilities related to the Amicus preclinical and clinical-stage gene therapy programs for CLN6, CLN3, and other potential Batten disease programs are being transferred to and developed at Thermo Fisher’s viral vector services business.

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CLN6 Batten disease gene therapy: the existing process for the CLN6 Batten disease gene therapy is being transferred to Thermo Fisher and undergoing a similar GMP process for clinical and commercial-scale manufacturing and supply.

•	Broader portfolio: Thermo Fisher and Amicus to collaborate to develop platform manufacturing capabilities to support the broader portfolio of AAV gene therapy programs.

John F. Crowley, Chairman and Chief Executive Officer of Amicus stated, “As we advance one of the industry’s leading gene therapy pipelines, our partnership with Brammer Bio, now part of Thermo Fisher, is a significant next step in fulfilling our manufacturing strategy so that we can deliver novel gene therapies to more people living with rare genetic diseases as quickly as possible, especially in devastating diseases like Batten’s, where time is of the essence. With our decade of experience in biologics manufacturing, we understand the importance and complexities of technology transfer during the drug development process. We look forward to embedding our Amicus team and other strategic partners in the tech transfer process to Thermo Fisher, and to further augmenting our manufacturing capabilities and partnerships across our entire gene therapy portfolio.”

"We are thrilled to begin working with Amicus and to contribute to the successful development of their gene therapy pipeline," said Chris Murphy, vice president and general manager, viral vector services at Thermo Fisher Scientific. "We see this as a strong strategic relationship to enable manufacturing of a deep gene therapy pipeline across various stages of development for people with devastating genetic diseases. These therapies have the potential to transform patients' lives and, as an organization, we are delighted to support partners such as Amicus as they advance tomorrow's potential medicines."

About Amicus Therapeutics
Amicus Therapeutics (Nasdaq: FOLD) is a global, patient-dedicated biotechnology company focused on discovering, developing and delivering novel high-quality medicines for people living with rare metabolic diseases. With extraordinary patient focus, Amicus Therapeutics is committed to advancing and expanding a robust pipeline of cutting-edge, first- or best-in-class medicines for rare metabolic diseases. For more information please visit the company’s website at www.amicusrx.com, and follow on Twitter and LinkedIn.

CONTACTS:

Investors/Media:
Amicus Therapeutics
Sara Pellegrino, IRC
Vice President, Investor Relations & Corporate Communications
spellegrino@amicusrx.com
(609) 662-5044

Media:
Amicus Therapeutics
Marco Winkler
Director, Corporate Communications
mwinkler@amicusrx.com
(609) 662-2798

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